SUBSIDIARIES OF THE REGISTRANT                                        Exhibit 21

The following is a list of the Company's subsidiaries and jurisdictions of incorporation or organization as of March 24, 2001, except for unnamed subsidiaries which, considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary.


Name of Subsidiary                                 Jurisdiction of Incorporation
                                                           or Organization


OSI Portfolio Services, Inc.                                  Delaware

Perimeter Credit, L.L.C.                                      Delaware

Gulf State Credit, L.L.C.                                     Delaware

OSI Support Services, Inc.                                    Wisconsin

OSI Collection Services, Inc.                                 Delaware

OSI Education Services, Inc.                                  Wisconsin

Asset Recovery & Management Corp.                             Wisconsin

Indiana Mutual Credit Association, Inc.                       Indiana

Jennifer Loomis & Associates, Inc.                            Arizona

Qualink, Inc.                                                 Wisconsin

Grable, Greiner & Wolff, Inc.                                 Wisconsin

Professional Recoveries Inc.                                  Wisconsin

Payco American International Corp.                            Wisconsin

Federal Collection Bureau, S.A. de C.V.                       Mexico

North Shore Agency, Inc.                                      New York

North Shore Agency Collection Corporation, Canada             Canada

The Union Corporation                                         Delaware

OSI Outsourcing Services, Inc.                                Delaware

Transworld Systems, Inc.                                      California

OSI SPE LLC                                                   Delaware

University Accounting Services, LLC                           Wisconsin

RWC Consulting Group, LLC                                     Delaware